Exhibit 10.44

ASSIGNMENT AND ASSUMPTION

Reference is hereby made to the certain Securities Purchase Agreement by and between Diversified Corporate Resources, Inc. (the “Issuer”) and Mirocap Strategies, Inc. (“Mirocap”), dated effective November 21, 2003 (the “Subscription Agreement”).  Terms not defined herein shall have the meaning ascribed to them in the Subscription Agreement.

NOW, THEREFORE, in accordance with Section 4.6(f) of the Subscription Agreement, Microcap shall and hereby does assign to Mercury Orbit Fund, Ltd., A Texas limited partnership (“Assignee”), the right, title and interest to purchase 22,500shares of the Preferred Stock, for the aggregate consideration of USD $225,000, provided, however, that the Assignee exercises his full subscription rights hereunder not later than 5:00 p.m. CST on February 9, 1004.

In connection with the assignment, each Assignee shall and hereby does assume and accept, for the benefit of the Issuer, all of Microcap’s obligations under the Subscription Agreement as he relates to the number of shares of Preferred Stock to be purchased by him.  In particular, each Assignee shall and hereby does make and confirm to and for the benefit of the Issuer the Investment Representations set forth in Section 4.6 of the Agreement, as follows:

(a) The Assignee is an experienced investor in unregistered and restricted securities of companies. The Assignee understands that this investment involves substantial risks.

(b) The Assignee has (i) a preexisting personal or business relationship with the Company or one or more of its officers, directors, or control persons or (ii) the Assignee has such knowledge and experience in financial and business matters that the Assignee is capable of evaluating the merits and risks of the acquisition of the Preferred Shares and, by reason of the Assignee’s financial and business experience, the Assignee has the capacity to protect the Assignee’s interest in connection with the acquisition of the Preferred Stock. The Assignee is financially able to bear the economic risk of the investment, including the total loss thereof.

(c) The Assignee is an “accredited investor” as defined in Rule 501 (a) promulgated under the Securities Act.

(d) The Assignee has received and reviewed a copy of the Disclosure Documents.  The Assignee has had an opportunity to ask questions and receive answers from the Company and its officers and employees regarding the terms and conditions of the purchase of the Preferred Stock and regarding the business, financial affairs and other aspects of the Company.

(e) The Preferred Stock constitutes “restricted securities” under the federal securities laws in that such securities will be acquired from the Company in a transaction not involving a public offering.  Under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise such securities must be held indefinitely.  In this connection, the Assignee understands the resale limitations imposed by the Securities Act and is familiar with Rule 144 of the Securities Act, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of “restricted securities.”  Except as set forth in Section 5.3 of the Subscription Agreement, the Company is under no obligation to register the Preferred Stock (or the Common Stock issuable upon conversion) on behalf of Assignee or to assist the Assignee in complying with any exemption from registration.

(f) The Preferred Stock is being acquired by the Assignee for investment purposes for the Assignee’s own account only and not for sale or with a view to distribution of all or any part of such Preferred Stock.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the 6th day of February, 2004.

Microcap Strategies, Inc.

By:		/S/ Robert A. Shuey, III
Robert A. Shuey, III
President

“Assignees”

Mercury Orbit Fund, Ltd.
By: B4 Mercury Fund, LLC
Its General Partner
By:	/S/ Scott W. Pollock
Scott W. Pollock, Manager 2-6-04
Name	Title	Date

Agreed and Consented to:

Diversified Corporate Resources, Inc.

By:	/S/ W. Brown Glenn, Jr., President 2-6-04
Name	Title	Date